UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2024

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Fifth Avenue, Suite 210, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700
Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On On August 7, 2024, Ardelyx, Inc. (the “Company”) entered into a Commercial Supply Agreement (the “Supply Agreement”) with Catalent Pharma Solutions, LLC (“Catalent”). The Supply Agreement is effective as of July 23, 2024.

The Supply Agreement provides that Catalent will perform tableting, testing, release and bulk packaging of IBSRELA® (“Product”) in accordance with the specifications, target yields, and other terms and conditions set forth in the Supply Agreement.

During the term of the Supply Agreement, the Company has agreed to purchase, and Catalent has agreed to manufacture, a minimum number of batches of Product per contract year, subject to the terms and conditions set forth in the Supply Agreement.

The Company will pay Catalent the agreed upon unit prices for Product, which will be adjusted on an annual basis, beginning January 1, 2025, by an amount equal to the increase in the applicable producer price index. The Company will also pay certain other maintenance fees and expenses as contemplated by the Supply Agreement.

The initial term of the Supply Agreement will continue until December 31, 2028, unless terminated earlier by one of the parties. Thereafter, the Supply Agreement will automatically renew for successive terms of two years until terminated by one of the parties. The Supply Agreement provides for termination by either party due to a material breach by the other party, and certain other extenuating circumstances, in each case after the applicable cure period (if any).

The foregoing description of the terms of the Supply Agreement is not complete and is qualified in their entirety by reference to the Supply Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1†	Commercial Supply Agreement, dated August 7, 2024 and effective as of July 23, 2024, by and between the Company and Catalent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2024	ARDELYX, INC.

	By:	/s/ Justin Renz
Justin Renz
Chief Financial and Operations Officer